UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2013, the Compensation Committee of the Board of Directors of QLogic Corporation, a Delaware corporation (the “Company”) approved annual cash incentive payments under the Company’s annual incentive plan with respect to fiscal year 2013 for the Company’s principal executive officer and principal financial officer and certain of the Company’s executive officers whose compensation was disclosed in the Summary Compensation Table included in the Company’s proxy statement for its last annual meeting of stockholders.

Name and Principal Position	FY2013 Annual Cash Incentive
Jean Hu, Interim Chief Executive Officer, Senior Vice President and Chief Financial Officer(1)	$137,000
H.K. Desai, Executive Chairman	$282,500
Robert B. Crawford, Senior Vice President, Worldwide Sales	$116,600
Perry M. Mulligan, Senior Vice President, Worldwide Operations	$133,400
Douglas D. Naylor, Vice President, Finance(2)	$57,500

(1)  Ms. Hu became our Interim Chief Executive Officer on May 17, 2013.

(2)  Mr. Naylor served as Interim Chief Financial Officer from November 15, 2010 until April 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

May 29, 2013	/s/ Jean Hu
Jean Hu
Interim Chief Executive Officer, Senior Vice President and Chief Financial Officer